Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-107469,

File No. 333-110834 and File No. 333-112347) and Form S-8 (File No. 333-77509 and File No. 333-79605) of Navigant International, Inc. of our report dated March 12, 2004, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

March 12, 2004